Exhibit 99.1

OMNIQ Corp. Awarded $1.8-Million Project from a Multi-billion Dollar Global Metal Solutions Provider

•   Project includes supply of mobile devices, software and services for the implementation of an advanced logistics program for product deliveries

•   Award follows over $7.5 million in orders from the Healthcare and Logistic Services verticals announced during Q3

SALT LAKE CITY, Sept. 22, 2020 – OMNIQ Corp. (OTCQB: OMQS) (“OMNIQ” or “the Company”), a provider of Supply Chain and Artificial Intelligence (AI)-based solutions, today announced that it has been awarded a project with a total value of approximately $1.8 million by a global metal solutions provider and one of the largest metals services companies in North America. The project consists of approximately $1.2 million for the supply of Android-based mobile computing devices with communication capabilities and approximately $0.6 million for software and services. It represents more than 100% increase from the customer’s purchase orders from OMNIQ in 2019.

The customer serves over 100,000 of its own customers through over 300 locations in the U.S. and operations in over a dozen countries. The company will use the hardware, software and services from OMNIQ for the implementation of a new logistics program that enhances the dissemination of information to their own customers about product deliveries. With a strong focus on improving efficiencies and quick delivery, the advanced logistics initiative will provide their customers with real-time updates on deliveries of orders, as well as telematics information from the delivery trucks.

“Once again, we are excited to provide an industry-leading customer with its computing needs to support strategic efforts in achieving operational efficiency,” said Shai Lustgarten, President and CEO of OMNIQ. “This project represents our solid position as a reliable and trusted multi-vertical supplier to some of the most prestigious companies in the U.S. Complimenting the supply of powerful supply chain computerized solutions to multiple verticals, we are also focusing on implementing our Neuronic-based AI solutions for the supply chain industry, as we do in the Homeland Security and Smart City verticals. We have a strong, long-term relationship with this customer, which we intend to set as standard in our relationships with other Fortune 500 companies who view us as their supplier of choice. Already in 2020, and notwithstanding selling challenges posed by COVID-related social distancing, we have inked supply agreements with industry leaders in the supermarket, healthcare, and now basic materials industries, in addition to our successes with government agencies and academic institutions.”

About OMNIQ Corp.

OMNIQ Corp. (OTCQB: OMQS) provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management and access control applications. The technology and services provided by the Company help clients move people, assets and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

OMNIQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, and oil, gas, and chemicals. Since 2014, annual revenues have grown to more than $50 million from clients in the USA and abroad.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis , the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at http://www.sec.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Investor Contact:

888-309-9994
IR@omniq.com